Exhibit 3.1.8

ARTICLES OF AMENDMENT

Pursuant to the provisions of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1. The name of the corporation is: The R.W. Page Corporation.

2. The text of each amendment is “RESOLVED, that the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation to Columbus Ledger-Enquirer, Inc.”

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, the provisions for implementing the amendment, if not set forth in the amendment are: NA.

4. The date of adoption of each amendment is: April 16, 2004.

5. If the amendment was approved by the shareholders, make a statement to that effect and that approval, make a statement to that effect, and that shareholder approval was not required.

6. If the amendment was approved by the shareholders, make a statement to that effect and that approval was obtained in accordance with the provisions of Code Section 14-2-1003. The amendment was approved by the sole shareholder of the Corporation in accordance with the provisions of Section 14-2-1003.

7. Any other provisions permitted or required by Georgia law are: NA.

8. (The following certification must be included upon a change of name only.) The corporation certifies that the request for publication of a notice of intent to file articles of amendment to change the name of the corporation will be made as required by Section 14-2-1008.1(b).

Date: April 19, 2004	The R.W. Page Corporation

	By:	/s/ Adrienne Lilly
Adrienne Lilly, Assistant Secretary

THE R. W. PAGE CORPORATION

RESTATED ARTICLES OF INCORPORATION

I. Text of the Restated Articled:

1. The name of this corporation is THE R. W. PAGE CORPORATION.

2. The duration of the corporation shall be perpetual.

3. The purposes for which the corporation is organized are:

a.	Publishing daily newspapers, magazines, periodicals, books and other publications;

b.	Carrying on the business of advertising;

c.	Holding, renting, leasing, and buying and selling real estate;

d.	Erecting, owning, maintaining and operating radio and television broadcasting stations;

e.	Conducting such other kinds of business as are usually or may be conveniently carried on in connection with the foregoing purposes.

4. The aggregate number of shares of stock which the corporation shall have authority to issue is 300,000, of which 100,000 shares shall be Class “A” common stock having a par value of $5.00 per share and 200,000 shall be Class “IP common stock having a par value of $5.00 per share.

5. The preferences, limitations and relative rights of the two classes of stock shall be as follows:

a.	Class “A” common stock shall be entitled to one vote per share in all affairs of the corporation; Class “B” common stock shall have no voting rights except as required by law, and shall have no voice or participation in the affairs of the corporation.

b.	In all other respects Class “A” and Class “B” common stock shall be equivalent to each other, including but not limited to rights to receive dividends and rights in liquidation or redemption.

c.	Upon the vote of a majority of the holders of Class “A” common stock at any regular or special meeting of the stockholders, all or any part of either class of stock may be redeemed or retired at a price to be determined by the vote of a majority of the holders of Class “A” common stock.

II. Amendments hereby adopted:

This restatement purports to restate all of the provisions of the Articles of Incorporation heretofore in effect with the following amendments:

1. The decrease of the par value of Class “B” common stock from $100.00 per share to $5.00 per share.

2. Changes in the relative rights of Class “A” and Class “B” common stock.

III. Authorization by Stockholders.

This restatement was recommended to the shareholders by the Board of Directors of the corporation at its meeting held December 2, 1972, and was authorized by the shareholders of the corporation at their regular annual meeting duly held on December 2, 1972. Notice of the call of the meeting and the proposal to restate and amend the Articles of Incorporation was waived in writing by each and every holder of Class “A” and Class “B” common stock. Holders of Class “A” common stock were entitled to vote thereon according to the existing Articles of Incorporation and holders of Class “B” common stock were entitled to vote thereon because of the reduction in the par value of Class “B” common stock. On said date 30,000 shares of Class “A” common stock were outstanding and entitled to vote and 54,000 shares of Class “B” common stock were outstanding and entitled to vote; holders of 15,001 shares of Class “A” common stock and of 27,001 shares of Class “B” common stock were required to vote affirmatively in order to adopt this restatement; and holders of 30,000 shares of Class “A” common stock and 54,000 shares of Class “B” common stock did so vote affirmatively.

IV. Supercession.

These restated Articles of Incorporation supercede the restated articles of incorporation heretofore adopted.

THE R. W. PAGE CORPORATION

By:	[signature illegible]
President

Attest:	[signature illegible]
Secretary

(CORPORATE SEAL)

IN THE SUPERIOR COURT

FOR THE COUNTY OF MUSCOGEE

STATE OF GEORGIA

IN RE:	)	RESTATEMENT OF ARTICLES
)
THE R. W. PAGE CORPORATION	)	OF INCORPORATION
)

Petitioner, The R. W. Page Corporation, presents herewith to the Superior Court of Muscogee County, Georgia, being the county where its registered and principal office is located, its restated articles of incorporation and prays that the same be granted.

HATCHER, STUBBS, LAND, HOLLIS & ROTHSCHILD

By:	[signature illegible]
Attorneys for Petitioner

P. O. Box 2707

Columbus, Georgia 31902

IN THE SUPERIOR COURT

FOR THE COUNTY OF MUSCOGEE

STATE OF GEORGIA

IN RE:	)	RESTATEMENT OF ARTICLES
)
THE R. W. PAGE CORPORATION	)	OF INCORPORATION
)

O R D E R

The foregoing petition read and considered.

Upon examination of the restated Articles of Incorporation presented herewith, the Court finds the same to be lawful and that the statement contained therein that the restatement merely restates all the provisions heretofore in effect except for the amendments therein set forth is correct. It is therefore,

CONSIDERED, ORDERED AND ADJUDGED that said restated Articles of Incorporation be and are hereby granted.

This 29th day of December , l972.

[signature illegible]
Judge, Superior Court, Muscogee County, Georgia.

STATE OF GEORGIA	)
COUNTY OF MUSCOGEE	:
)

In person appeared M. R. Ashworth who being duly sworn, deposes and says on oath that he is President of the Columbus Ledger, a daily newspaper of general circulation having its principal place of business in Muscogee County, Georgia.

Deponent further says on oath that THE R. W. PAGE CORPORATION has deposited with said newspaper $60.00, the full cost of publishing four insertions, once a week for four weeks, of the petition and order of the Judge thereon in the matter of the application of THE R. W. PAGE CORPORATION for restatement of Articles of Incorporation under the laws of Georgia

[signature illegible]

Sworn to and subscribed before me, this 27th day of December, 1972.

Mary Lou Davis
Notary Public, Muscogee County, Georgia

My Commission Expires: Feb. 4, 1973

(Notary Seal)

STATE OF GEORGIA, MUSCOGEE COUNTY:

OFFICE OF THE CLERK OF THE SUPERIOR COURT:

I, Jno. W. Bloodworth, Clerk of the Superior Court of Muscogee County, Georgia, do hereby certify that the foregoing is a true and correct copy of Restatement of Articles of Incorporation of R.W. Page Corporation together with the order of the Judge of the Superior Court of Muscogee County, Georgia.

I further certify that petitioner his submitted to me along with said petition an affidavit signed by the duly authorized agent of the Ledger-Enquirer Company, Publisher of the Columbus Ledger, a newspaper having general circulation and whose principal place of business is in Muscogee County, Georgia, that there has been deposited with said newspaper the cost of publishing four insertions of notice of incorporation, once a week for four weeks.

I further certify that the petitioner has paid all costs of court in connection with said petition.

Witness my official signature and the seal of the court affixed, this 29th day of December, l972.

/s/ R. W. Page Bloodworth	, Clerk.
Superior Court Muscogee County, Georgia.